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                                                      EXHIBIT 99.2

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                            OF C. BREWER HOMES, INC.
                            TO BE HELD JUNE 26, 1998
                      THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS

     The undersigned stockholder(s) hereby nominate(s), constitute(s) and appoint(s) Seth A. Bakes and David A. Heenan, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the special meeting of stockholders (the "Homes Meeting") of C. Brewer Homes, Inc. (the "Corporation" or "Homes"), to be held at 11:00 a.m., Hawaii time, on June 26, 1998 at the offices of Goodsill Anderson Quinn &
Stifel, Alii Place, Suite 1800, 1099 Alakea Street, Honolulu, Hawaii, and at any and all adjournments thereof, and cast the number of votes which the undersigned, if personally present, would be entitled to vote as the holder of the number of shares of the Corporation's Class A Common Stock and Class B Common Stock specified herein.



                      PLEASE SIGN AND DATE ON REVERSE SIDE



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                                                               Please mark
                                                              your votes as  /X/
                                                               indicated in
                                                               this example


1. APPROVAL OF THE MERGER PROPOSAL. To approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of December 18, 1997 by and between the Corporation and Mauna Loa Macadamia Partners, L.P. (the "Partnership"), set forth in the Joint Proxy Statement/Prospectus for the Homes Meeting, including without limitation to approve the merger of the Corporation with and into the Partnership.

FOR   AGAINST   ABSTAIN
/ /     / /       / /


OTHER BUSINESS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH PROCEDURAL MATTERS AS MAY PROPERLY COME BEFORE THE HOMES MEETING AND AT ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF. The Board of Directors at present knows of no procedural matters to be presented by or on behalf of the Corporation or the Board of Directors at the Homes Meeting.


I/WE PLAN TO ATTEND THE HOMES MEETING     YES   NO
                                          / /  / /

PLEASE SIGN AND DATE BELOW.

     The undersigned hereby ratifies and confirms all that said attorneys, agents, and proxies or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies theretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of the Homes Meeting and the Joint Proxy Statement/Prospectus accompanying said Notice.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MERGER PROPOSAL. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.


Signed:                         Signed:                   DATED:        , 1998
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Please date this proxy and sign above as your name(s) appear(s) on this card.
Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles.

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